AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT
     This Amendment No. 5 (this “Amendment”) to the Employment Agreement, by and among MAPCO Express, Inc., (“Employer”), Delek US Holdings, Inc. (“Delek US”) and Uzi Yemin (“Employee”), entered into and effective as of May 1, 2004, and amended effective as of September 15, 2005, February 1, 2006, April 17, 2006 and November 13, 2006 (the “Employment Agreement”), is dated as of July 23, 2007.
     WHEREAS, Employee, Employer and Delek US are parties to the Employment Agreement; and
     WHEREAS, Employee, Employer and Delek US desire to amend Section 2(c)(2) of the Employment Agreement to identify a new company-provided residence for Mr. Yemin and to provide Mr. Yemin with an option to purchase the residence as described below.
     NOW THEREFORE, in consideration of the mutual promises set forth in this Amendment and intending to be legally bound, Employee, Employer and Delek US agree as follows:
     1. The Employment Agreement is hereby amended by deleting the text of Section 2(c)(2) in its entirety and replacing it with:
     “Housing Allowance.
(i) Employer or Delek US will purchase and provide Employee with rent-free residence at the house located at 3901 Woodlawn Drive in Nashville, Tennessee (the “Residence”). In the event that the purchase of the Residence does not occur, Employer or Delek US will purchase and provide Employee with rent-free residence at another location that is mutually acceptable to Employer or Delek US and Employee.
(ii) Provided that Employee’s employment is not terminated due to the Employee’s fraud, gross negligence or willful misconduct involving the Employer, Delek US or its affiliates, conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude, or material breach of any written agreement between the Employee and the Employer, Delek US or any of its affiliates, Employee shall have the option (the “Option”) to purchase the Residence from the Employer or Delek US (as the case may be). The Option shall be exercisable at any time during the period beginning upon the termination of his employment and ending upon the earlier of six (6) months following the termination of his employment; or two and one-half (2 1/2) months following the end of the calendar year in which his employment terminates. The purchase price to be paid by Employee for the Residence shall be the amount paid by Employer/Delek US for the Residence at closing plus the cost of repairs and improvements to the Residence paid or approved by Employer/Delek US at closing plus three percent (3%) of the foregoing sum for each anniversary of the closing that occurs prior to the Employee’s delivery of notice as set forth below. The Employee’s option to purchase the Residence shall be exercised by the Employee’s delivery of notice to Employer and Delek US under Section 8(g). Subsequent to the Employee’s delivery of the aforesaid notice, Employer and/or Delek US (as the case may be) shall negotiate in good faith a written purchase and sale contract for the Residence containing a commitment to close the transaction within sixty (60) calendar days following the full execution of the contract, and such other terms and conditions that are reasonable and customary for similar transactions. Employee shall be entitled to exercise the option to purchase the Residence during the period set forth above notwithstanding any inference to the contrary in Section 3(b)”;

     2. The Employment Agreement is further amended by deleting the text “US $2,000 per month” in Section 2(c)(3) and replacing it with “US $3,000 per month.”
     3. This Amendment to the Employment Agreement shall have effect as of the date hereof.
     4. Except as otherwise provided herein, the Employment Agreement shall continue unchanged and in full force and effect.
     5. This Amendment may be executed in counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 to Employment Agreement as of the date first above written.

MAPCO Express, Inc.			Employee:
By	/s/ John P. Colling, Jr.		/s/ Uzi Yemin
	Name	John P. Colling, Jr.	Uzi Yemin
	Title	Vice President and Treasurer

By	/s/ Joane Walker
	Name	Joane Walker
	Title	Vice President and Chief Financial Officer

Delek US Holdings, Inc.
By	/s/ John P. Colling, Jr.
	Name	John P. Colling, Jr.
	Title	Vice President and Treasurer

By	/s/ Joane Walker
	Name	Joane Walker
	Title	Vice President and Chief Financial Officer
Amendment No. 5 • MAPCO Express, Inc. and Delek US Holdings, Inc. -w- Yemin • July 23, 2007 •Page 2 of 2